Exhibit 26(n):  Consent of Independent Registered Public Accounting

Exhibit 26(n) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 12 to the Registration Statement (Form N-6, No. 333-153338) of Security Life Separate Account L1 of Security Life of Denver Insurance Company, and to the use  therein of our reports dated  (a) April 3, 2018, with respect to the consolidated financial statements of Security Life of Denver Insurance Company and (b) April 9, 2018, with respect to the financial statements of Security Life Separate Account L1of Security Life of Denver Insurance Company.

/s/ Ernst & Young LLP

Boston, Massachusetts April 10, 2018